Exhibit 10.3
THE PROCTER & GAMBLE COMPANY
One Procter & Gamble Plaza
Cincinnati, OH 45202
27 March 2023

PureCycle Technologies LLC
5950 Hazeltine National Drive
Suite 300
Orlando, Florida 32822

Re: START OF SALES
Reference is made to the Amended and Restated Patent License Agreement (the “TRANSACTION AGREEMENT”), dated as of July 28, 2020 between The Procter & Gamble Company (“P&G”) and PureCycle Technologies LLC (“PCT”).
This letter agreement (this “SECOND SIDE LETTER”) is being entered into by P&G and PCT to document certain agreements relating to, among other things, the START OF SALES of the 1st commercial plant (Ironton, OH) by PCT.
Accordingly, in consideration of the mutual obligations and promises contained herein and in the TRANSACTION AGREEMENT (the sufficiency of which the parties acknowledge), the PARTIES agree as follows:
1.Defined Terms. Capitalized terms used in this SECOND SIDE LETTER and not otherwise defined in this will have the meanings ascribed in the TRANSACTION AGREEMENT.
2.START OF SALES. The PARTIES agree to amend and replace Paragraph 4.4 of the TRANSACTION AGREEMENT as follows:
4,4.    START OF SALES. Before December 31, 2024, subject to Paragraph 4.3 (Plant Funding), LICENSEE will start and maintain commercial sales from the 1st commercial plant at a rate of 70% of annual nameplate capacity (“START OF SALES”). If LICENSEE is unable to start and maintain START OF SALES, then LICENSEE will be subject to the claw-back provisions of Paragraph 4.14 (COMMERCIAL PATENT LICENSE Claw-Back).
3.Amendment; No Further Effect. To the extent required, this SECOND SIDE LETTER will be deemed to be an amendment to the TRANSACTION AGREEMENT pursuant to Section 20.8 of the TRANSACTION AGREEMENT. Except as expressly set forth herein, this SECOND SIDE LETTER does not, by implication or otherwise, alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the TRANSACTION AGREEMENT.
4.Effective Date.    This SECOND SIDE LETTER shall be effective as of 1 April 2023 (the “EFFECTIVE DATE”).

5.Governing Law; Jurisdiction. All matters arising under or related to this SECOND SIDE LETTER are governed by applicable law as provided in the TRANSACTION AGREEMENT.
6.Conflict of Terms. If there is a conflict of terms between the TRANSACTION AGREEMENT and this SECOND SIDE LETTER, the TRANSACTION AGREEMENT governs.
7.Counterparts. This SECOND SIDE LETTER may be executed in multiple counterparts (any one of which need not contain the signatures of more than one PARTY), each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement. This SECOND SIDE LETTER, to the extent signed and delivered by means of a facsimile machine or other electronic transmission (including e-signature), will be treated in all manner and respects as an original agreement and will be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.
[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this SECOND SIDE LETTER to be executed as of the day and year first written above (the “EFFECTIVE DATE”).

Sincerely,

THE PROCTER & GAMBLE COMPANY

By: /s/ [REDACT]____

Name: [REDACT]

Title: [REDACT]

Accepted and agreed:
PURECYCLE TECHNOLOGIES, LLC

By: /s/ Dustin D. Olson____

Name: Dustin D. Olson

Title: CEO